                                                                   Exhibit 11
                                                                   ----------
                                                                   Page 1 of 2


                                  ADVO, Inc.

                   COMPUTATION OF PRIMARY PER SHARE EARNINGS
                     (In thousands, except per share data)


                                                    Three months ended
                                               -----------------------------
                                               December 25,    December 26,
                                                  1993            1992
                                              ------------     -------------

EARNINGS APPLICABLE TO COMMON STOCK

Net income                                     $ 7,254          $ 6,519

                                               -------          -------
  Net income applicable
    to common stock                            $ 7,254          $ 6,519
                                               =======          =======


AVERAGE COMMON AND COMMON EQUIVALENT
SHARES (A)


Average common shares outstanding               21,694           18,484
Assumed conversion or exercise of:
  Warrants                                       2,201            2,292
  Stock Options                                    899            1,097
  Series A Preferred Stock                           -            3,214
  Restricted Stock                                  83              208
                                               -------          -------
Weighted average common equivalent
 shares                                         24,877           25,295
                                               =======          =======

EARNINGS PER COMMON AND COMMON
 EQUIVALENT SHARE                              $   .29          $   .26
                                               =======          =======


(A) The three month period ended December 26, 1992 has been restated for a 5-for-4 stock split effected in the form of a dividend distributed March 5, 1993 and for 2,115,956 common shares issued in connection with the merger of ADVO, Inc. and Marketing Force, Inc. on August 19, 1993 accounted for as a pooling of interests. The shares are being treated as if issued as of the beginning of each period presented.

                                                              Exhibit 11
                                                              ----------
                                                              Page 2 of 2



                                  ADVO, Inc.

                COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS
                     (In thousands, except per share data)

                                                    Three months ended
                                               -----------------------------
                                                December 25,   December 26,
                                                    1993          1992
                                               ------------  ---------------
EARNINGS APPLICABLE TO FULLY
  DILUTED SHARES

Net income                                       $ 7,254         $ 6,519


                                                 -------         -------
    Net income applicable
      to common stock                            $ 7,254         $ 6,519
                                                 =======         =======


FULLY DILUTED SHARES (A)


Average common shares outstanding                 21,694          18,484
Assumed conversion or exercise of:
  Warrants                                         2,245           2,305
  Stock Options                                      975           1,116
  Series A Preferred Stock                             -           3,214
  Restricted Stock                                   106             229
                                                 -------         -------

Fully diluted shares                              25,020          25,348
                                                 =======         =======


EARNINGS PER SHARE ASSUMING
 FULL DILUTION                                   $   .29         $   .26
                                                 =======         =======




(A) The three month period ended December 26, 1992 has been restated for a 5-for-4 stock split effected in the form of a dividend distributed March 5, 1993 and for 2,115,956 common shares issued in connection with the merger of ADVO, Inc. and Marketing Force, Inc. on August 19, 1993 accounted for as a pooling of interests. The shares are being treated as if issued as of the beginning of each period presented.